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                                                                    Exhibit 21.1


                          ALLOY, INC. AND SUBSIDIARIES

Alloy, Inc.
360 Youth, LLC
Alloy Mall Marketing Services, LLC
Alloy Marketing and Promotions, LLC
Alloy Merchandise, LLC
Alloy Merchandising Group, LLC
AMG Direct, LLC
Armed Forces Communications, Inc
Canal Park Trust
Care Packages, LLC
Collegiate Carpets, LLC
Dan's Competition, LLC
DX Company, Inc.
GFLA, Inc.
InSite Advertising, Inc.
MPM Holdings, Inc.
Old Glory Boutique Distributing, Inc.
On Campus Marketing, LLC
Skate Direct, LLC
The Staffing Authority, LLC
Triple Rewards, Inc.
dELiA*s Corp.
OnTap.com Inc.
TheSpark.com Inc.
dELiA*s Group, Inc.
iTURF Finance Company
dELiA*s Brand LLC
Droog, Inc.
dELiA*s Operating Company, Inc.
dELiA*s Delaware Company, Inc.
dELiA*s Distribution Company, Inc.
dELiA*s Retail Company
SBH Restructuring Corp.
Screeem! Inc.
dELiA*s Properties Inc.
dELiA*s Japan Company
TSI Soccer Restructuring Corp.
TSI Retail Company
TSI Promotional Company
iTurf International Inc.
dELiA*s Foreign Sales Corp.